UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

SailPoint Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38297	47-1628077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11120 Four Points Drive, Suite 100, Austin, Texas		78726
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 346-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share)	SAIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2019, the Board of Directors of the Company (the “Board”) appointed Eric Domagalski as Chief Accounting Officer and Vice President, Accounting, effective September 16, 2019.  Mr. Domagalski will serve as the Company’s “principal accounting officer.”  Mr. Domagalski, age 40, served as Corporate Controller of WP Engine, Inc., a WordPress digital experience platform provider, from July 2016 to September 2019.  From October 2015 to July 2016, Mr. Domagalski served as Senior Director, Revenue Accounting and Global Policy at Veritas Technologies LLC (formerly a part of Symantec Corporation), a data protection and availability company.  From August 2006 to October 2015, Mr. Domagalski held various positions at Symantec Corporation, a cyber security company, including Director, Revenue Advisory from July 2012 to October 2015, Senior Manager, Consumer Sales Enablement from November 2011 to July 2012, Senior Manager, Investor Relations from May 2009 to November 2011, and Senior Manager, Revenue Accounting from August 2006 to May 2009.  Prior to joining Symantec Corporation, Mr. Domagalski worked for Ernst & Young LLP from September 2001 to July 2006 as Manager, Assurance and Advisory Business Services (Audit).  Mr. Domagalski is a Certified Public Accountant and holds a Master of Science in Accounting and a Bachelor of Business Administration from Texas A&M University.

In connection with his appointment as the Company’s Chief Accounting Officer and Vice President, Accounting, Mr. Domagalski will (i) receive an annual base salary of $250,000, (ii) be eligible to receive a bonus of up to 30% of his annual base salary based on achievement of corporate goals as set forth by the Compensation Committee of the Board, (iii) receive a one-time sign-on bonus of $25,000, (iv) receive a restricted stock unit award with a value equal to $187,500 under the SailPoint Technologies Holdings, Inc. 2017 Long Term Incentive Plan (the “LTIP”), which award will vest and be settled in four equal annual tranches beginning August 20, 2020, (v) receive options to purchase the number of shares of the Company’s common stock determined by dividing $62,500 by the 30-trading day average closing price of the Company’s common stock on the date he begins his employment with the Company, multiplied by two, rounded down to the nearest whole number (the “Options”), under the LTIP, with 25% of the Options vesting on the first anniversary of the date of grant and the remainder vesting in 36 equal monthly tranches beginning after the anniversary of the date of grant, and (vi) be eligible to participate in the Company’s Severance Pay Plan.  In addition, Mr. Domagalski will be eligible to participate in a comprehensive package of additional employee benefits, including but not limited to medical, dental, vision, group life insurance, a 401(k) plan and the Company’s Employee Stock Purchase Plan.

Additionally, the Company and Mr. Domagalski will enter into the Company’s standard form of indemnification agreement, which will require the Company, among other things, to indemnify Mr. Domagalski against liabilities that may arise by reason of his status or service. The indemnification agreement will also require the Company to advance all expenses incurred by Mr. Domagalski in investigating or defending any action, suit, or proceeding that may arise by reason of his status or service. For a full description of the Company’s indemnification agreements, please see the Company’s Proxy Statement for its 2019 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 4, 2019.

In connection with Mr. Domagalski’s appointment, Thomas Beck, Vice President, Finance and the Company’s current Chief Accounting Officer will cease to be the Company’s Chief Accounting Officer and accordingly “principal accounting officer” effective upon Mr. Domagalski beginning his employment with the Company on September 16, 2019.  Mr. Beck will transition into a different role within the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

Date: September 5, 2019	By:	/s/ Jason Ream
	Name:	Jason Ream
	Title:	Chief Financial Officer